Exhibit 1.2
OPEN MARKET SALE AGREEMENTSM
May 8, 2026
JEFFERIES LLC
520 Madison Avenue
New York, New York 10022
BNY MELLON CAPITAL MARKETS, LLC
240 Greenwich Street
New York, New York 10286
UBS SECURITIES LLC
11 Madison Avenue
New York, NY 10010
Ladies and Gentlemen:
Galaxy Digital Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell from time to time through Jefferies LLC, BNY Mellon Capital Markets, LLC and UBS Securities LLC, as sales agents and/or principals (each an “Agent” and collectively, the “Agents”), shares of the Company’s Class A common stock, par value $0.001 per share (the “Common Shares”) on the terms set forth in this agreement (this “Agreement”).
Section 1.    DEFINITIONS
(a)    Certain Definitions. For purposes of this Agreement, capitalized terms used herein and not otherwise defined shall have the following respective meanings:
“Affiliate” of a Person means another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first-mentioned Person. For purposes of this Agreement, the term “control” (including the terms “controlling,” “controlled by” and “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.
“Agency Period” means the period commencing on the date of this Agreement and expiring on the earliest to occur of (x) the date on which the Agents shall have placed the Maximum Program Amount pursuant to this Agreement and (y) the date this Agreement is terminated pursuant to Section 7.
“Assets and Properties” with respect to any Person means all assets and properties of every kind, nature, character and description (whether real, personal or mixed, tangible or intangible, choate or inchoate, absolute, accrued, contingent, fixed or otherwise, and, in each case, wherever situated), including the goodwill related thereto, operated, owned or leased by or in the possession of such Person.

“Canadian Securities Laws” means, collectively, the applicable securities Laws of each of the provinces and territories of Canada, their respective applicable regulations, rules, orders, blanket rulings and prescribed forms thereunder and any undertakings provided by the Company to the Canadian Securities Commissions.
“Canadian Securities Commissions” means, collectively, the securities commissions or similar regulatory authorities in each of the provinces and territories of Canada.
“Commission” means the U.S. Securities and Exchange Commission.
“Data Privacy and Security Requirements” means (i) all applicable Laws relating to the Processing of Personal Data or otherwise relating to privacy, data protection, data security, cyber security, data breach notification, or data transfer; and (ii) all published policies of the Company and its subsidiaries relating to the Processing of Personal Data or otherwise relating to privacy, data protection, data security, cyber security, breach notification, or data transfer.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.
“Environmental Laws” means all applicable Law relating to the protection and preservation of the environment, occupational health and safety, product safety, product liability or hazardous substances. “Environmental Permits” includes all orders, permits, certificates, approvals, consents, registrations and licenses issued by any authority of competent jurisdiction under any Environmental Law.
“Floor Price” means the minimum price set by the Company in the Issuance Notice below which the Agents shall not sell Shares during the applicable period set forth in the Issuance Notice, which may be adjusted by the Company at any time during the period set forth in the Issuance Notice by delivering written notice of such change to the Agents and which in no event shall be less than $1.00 without the prior written consent of the Agents, which may be withheld in the Agents’ sole discretion.
“Generative AI Tools” means artificial intelligence technology or similar tools capable of automatically producing various types of content (such as source code, text, images, audio and synthetic data) based on user-supplied prompts.
“Governmental Authority” means any government, court, regulatory or administrative agency, commission, arbitrator or authority or other legislative, executive or judicial governmental official or entity (in each case including any self-regulatory organization), whether federal, state or local, domestic, foreign or multinational.
“Intellectual Property Rights” means all intellectual property and proprietary rights, including all (i) trademarks, service marks, service names, trade dress, trade names, domain names, and other indicia of source or origin, together with all goodwill associated therewith, (ii) copyrights, mask works, designs, and other intellectual property rights in works of authorship (iii) patents utility models, (iv) trade secrets, know-how, confidential or proprietary information, and technology, and (v) registrations and applications (including divisionals, continuations, continuations-in-part, reissues, and reexaminations) for the registration or issuance of any of the foregoing.
“Issuance Amount” means the aggregate Sales Price of the Shares to be sold by the Agents pursuant to any Issuance Notice.
“Issuance Notice” means a written notice delivered to the Agents by the Company in accordance with this Agreement in the form attached hereto as Exhibit A that is executed by its Chief Executive Officer, President or Chief Financial Officer.
“Issuance Notice Date” means any Trading Day during the Agency Period that an Issuance Notice is delivered pursuant to Section 3(b)(i).
“Issuance Price” means the Sales Price less the Selling Commission.
“Law” means any Canadian, U.S., non-U.S., non-Canadian federal, state, provincial, territorial, local, municipal or other law, statute, constitution, principle of common law, ordinance, code, standard, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Authority or any Order.
“Lien” means any mortgage, deed of trust, pledge, hypothecation, security interest, encumbrance, claim, lien or charge of any kind.
“Maximum Program Amount” means Common Shares with an aggregate Sales Price of the lesser of (a) the number or dollar amount of Common Shares registered under the effective Registration Statement (as defined below) pursuant to which the offering is being made, (b) the number of authorized but unissued Common Shares (less Common Shares issuable upon exercise, conversion or exchange of any outstanding securities of the Company or otherwise reserved from the Company’s authorized capital stock), (c) the number or dollar amount of Common Shares permitted to be sold under Form S-3ASR (including General Instruction I.B.6 thereof, if applicable), or (d) the number or dollar amount of Common Shares for which the Company has filed a Prospectus (as defined below).
“Order” means any order, award, judgment, injunction, writ, decree (including any consent decree or similar agreed order or judgment), directive, settlement, stipulation, ruling, determination, decision or verdict, whether civil, criminal or administrative, in each case, that is entered, issued, made or rendered by any Governmental Authority.
“Person” means an individual or a corporation, partnership, limited liability company, trust, incorporated or unincorporated association, joint venture, joint stock company, Governmental Authority or other entity of any kind.
“Personal Data” means any information that, alone or in combination with other information, allows the identification of an individual.

“Principal Market” means the Nasdaq Global Select Market or such other national securities exchange on which the Common Shares, including any Shares, are then listed.
“Process” or “Processing” means the collection, use, storage, security, processing, recording, distribution, transfer, import, export, protection, disposal or disclosure or other operations performed on data or information (whether electronically or in any other form or medium).
“Sales Price” means the actual sale execution price of each Share placed by the Agents pursuant to this Agreement.
“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder.
“Selling Commission” means up to three percent (3.0%) of the gross proceeds of Shares sold pursuant to this Agreement, or as otherwise agreed between the Company and the Agents with respect to any Shares sold pursuant to this Agreement.
“Settlement Date” means the first Trading Day following each Trading Day during the period set forth in the Issuance Notice on which Shares are sold pursuant to this Agreement, when the Company shall deliver to the Agents the amount of Shares sold on such Trading Day and the Agents shall deliver to the Company the Issuance Price received on such sales.
“Shares” shall mean the Company’s Common Shares issued or issuable pursuant to this Agreement.
“Tax” or “Taxes” means any income, gross income, gross receipts, profits, capital stock, franchise, withholding, payroll, social security, workers’ compensation, employment, unemployment, disability, property, ad valorem, stamp, excise, severance, occupation, service, sales, use, license, lease, transfer, import, export, value added, alternative minimum, estimated or other tax (including any fee, assessment, or other charge in the nature of or in lieu of any tax) imposed by any Taxing Authority, any penalties, additions to tax, or additional amounts in respect of the foregoing and any interest in respect of the foregoing.
“Taxing Authority” means any U.S. federal, state or local or non-U.S. jurisdiction (including any subdivision and any revenue agency of a jurisdiction) with the authority to impose, administer or collect Taxes and the agencies, if any, charged with the administration or collection of Taxes (or information reporting with respect to Taxes) for such jurisdiction.
“Tax Returns” means any return or report of Taxes due, any claims for refund of Taxes paid, any information return with respect to Taxes, or any other similar report, statement, declaration, or document filed or required to be filed (by paper, electronically or otherwise) under any applicable Tax Law, including any attachments, exhibits or other materials submitted with any of the foregoing, and including any amendments or supplements to any of the foregoing.

“Trading Day” means any day on which the Principal Market is open for trading.
Section 2.    REPRESENTATIONS AND WARRANTIES OF THE COMPANY
The Company represents and warrants to, and agrees with, the Agents that as of (1) the date of this Agreement, (2) each Issuance Notice Date, (3) each Settlement Date, (4) each Triggering Event Date (as defined below) and (5) as of each Time of Sale (as defined below) (each of the times referenced above is referred to herein as a “Representation Date”), except as may be disclosed in the Prospectus (including any documents incorporated by reference therein and any supplements thereto) on or before a Representation Date:
(a)    Registration Statement. The Company has prepared and has filed with the Commission an “automatic shelf registration statement,” as defined under Rule 405 of the Securities Act, on Form S-3ASR that contains a base prospectus (the “Base Prospectus”). Such registration statement registers the issuance and sale by the Company of the Shares under the Securities Act. The Company may file one or more additional registration statements from time to time that will contain a base prospectus and related prospectus or prospectus supplement, if applicable, with respect to the Shares. Except where the context otherwise requires, such registration statement(s), including any information deemed to be a part thereof pursuant to Rule 430B under the Securities Act, including all financial statements, exhibits and schedules thereto and all documents incorporated or deemed to be incorporated therein by reference pursuant to Item 12 of Form S-3ASR under the Securities Act as from time to time amended or supplemented, is herein referred to as the “Registration Statement,” and the prospectus constituting a part of such registration statement(s), together with any prospectus supplement filed with the Commission pursuant to Rule 424(b) under the Securities Act relating to a particular issuance of the Shares, including all documents incorporated or deemed to be incorporated therein by reference pursuant to Item 12 of Form S-3ASR under the Securities Act, in each case, as from time to time amended or supplemented, is referred to herein as the “Prospectus,” except that if any revised prospectus is provided to the Agents by the Company for use in connection with the offering of the Shares that is not required to be filed by the Company pursuant to Rule 424(b) under the Securities Act, the term “Prospectus” shall refer to such revised prospectus from and after the time it is first provided to the Agents for such use. The Registration Statement at the time it originally became effective is herein called the “Original Registration Statement.” As used in this Agreement, the terms “amendment” or “supplement” when applied to the Registration Statement or the Prospectus shall be deemed to include the filing by the Company with the Commission of any document under the Exchange Act after the date hereof that is or is deemed to be incorporated therein by reference.
All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in or otherwise deemed under the Securities Act to be a part of or included in the Registration Statement or the Prospectus, as the case may be, as of any specified date; and all references in this Agreement to amendments or supplements to the Registration

Statement or the Prospectus shall be deemed to mean and include, without limitation, the filing of any document under the Exchange Act which is or is deemed to be incorporated by reference in or otherwise deemed under the Securities Act to be a part of or included in the Registration Statement or the Prospectus, as the case may be, as of any specified date. The Company’s obligations under this Agreement to furnish, provide or deliver or make available (and all other references of like import) copies of any report or statement shall be satisfied if the same is filed with the Commission through its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).
At the time the Original Registration Statement became effective, at the time of the most recent amendment to the Registration Statement for purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, any incorporated annual report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), at the date of this Agreement, and at the time of filing each annual report on Form 10-K during the Agency Period, the Company was or is a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act. The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405 under the Securities Act, and the Shares have been and remain eligible for registration by the Company on such automatic shelf registration statement. The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) under the Securities Act objecting to the Company’s use of the automatic shelf registration form. The Company meets, and at the time of filing each annual report on Form 10-K during the Agency Period and at each Representation Date will meet, the then applicable requirements for use of Form S-3ASR under the Securities Act.
(b)    Compliance with Registration Requirements. The Original Registration Statement became automatically effective upon filing with the Commission and prior to the issuance of any Issuance Notice by the Company. The Company has complied to the Commission’s satisfaction with all requests of the Commission for additional or supplemental information. No stop order suspending the effectiveness of the Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the best knowledge of the Company, are contemplated or threatened by the Commission.
The Prospectus when filed complied or will comply in all material respects with the Securities Act and, if filed with the Commission through EDGAR (except as may be permitted by Regulation S-T under the Securities Act), was identical to the copy thereof delivered to the Agents for use in connection with the issuance and sale of the Shares. The Registration Statement and any post-effective amendment thereto, at the time it became or becomes effective and at each Representation Date, complied and will comply in all material respects with the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. As of the date of this Agreement, the Prospectus and any Free Writing Prospectus (as defined below) considered together (collectively, the “Time of Sale Information”) did not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Prospectus, as amended or supplemented, as of its date and at each

Representation Date, did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the three immediately preceding sentences do not apply to statements in or omissions from the Registration Statement or any post-effective amendment thereto, or the Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with information relating to the Agents furnished to the Company in writing by the Agents expressly for use therein, it being understood and agreed that the only such information furnished by the Agents to the Company consists of the information described in Section 6 below. There are no contracts or other documents required to be described in the Prospectus or to be filed as exhibits to the Registration Statement which have not been described or filed as required. The Registration Statement and the offer and sale of the Shares as contemplated hereby meet the requirements of Rule 415 under the Securities Act and comply in all material respects with said rule.
(c)    Ineligible Issuer Status. The Company is not an “ineligible issuer” in connection with the offering of the Shares pursuant to Rules 164, 405 and 433 under the Securities Act. Any Free Writing Prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act. Each Free Writing Prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of Rule 433 under the Securities Act including timely filing with the Commission or retention where required and legending, and each such Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the issuance and sale of the Shares did not, does not and will not include any information that conflicted, conflicts with or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein. Except for the Free Writing Prospectuses, if any, and electronic road shows, if any, furnished to the Agents before first use, the Company has not prepared, used or referred to, and will not, without the Agents’ prior consent, prepare, use or refer to, any Free Writing Prospectus.
(d)    Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, at the time they were filed with the Commission, complied in all material respects with the requirements of the Exchange Act, as applicable, and, when read together with the other information in the Prospectus, do not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.
(e)    Exchange Act Compliance. The documents incorporated or deemed to be incorporated by reference in the Prospectus, at the time they were or hereafter are filed with the Commission, and any Free Writing Prospectus or amendment or supplement thereto complied and will comply in all material respects with the requirements of the Exchange Act, and, when read together with the other information in the Prospectus, at the time the Registration Statement and any amendments thereto become effective and at each Time of Sale (as defined below), as the case may be, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
(f)    Statistical and Market-Related Data. Any statistical, industry and market-related data or information included in the Registration Statement or the Prospectus is based on or derived from sources that the Company believes to be reliable and accurate in all material respects, and the Company has obtained the consent to the use of such data or information from such sources to the extent required.
(g)    Disclosure Controls and Procedures; Deficiencies in or Changes to Internal Control Over Financial Reporting. The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and its principal financial officer by others within those entities; and such disclosure controls and procedures are effective. Except as disclosed in the Registration Statement and the Prospectus, since May 8, 2026, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company is not aware of any change in its internal control over financial reporting that has occurred during its most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.
(h)    This Agreement. This Agreement has been duly authorized, executed and delivered by the Company.
(i)    Authorization of the Shares. The Shares have been duly authorized for issuance and sale pursuant to this Agreement and, when issued and delivered by the Company against payment therefor pursuant to this Agreement, will be validly issued, fully paid and nonassessable, will conform to the description of the Shares contained in the Registration Statement and the Prospectus, and the issuance and sale of the Shares is not subject to any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase the Shares.
(j)    No Applicable Registration or Other Similar Rights. Other than as disclosed in the Registration Statement and the Prospectus, there are no contracts, agreements or understandings between the Company and any Person granting such Person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement. Other than as disclosed in the Registration Statement and the Prospectus, the Company has not sold, issued or distributed any shares of its common stock during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or Regulation S of, the Securities Act, except for shares issued pursuant to employee benefit plans, equity incentive plans or other employee compensation plans or pursuant to outstanding options, restricted stock units, other equity awards, rights or warrants and except for any sale, issuance or distribution of shares in an amount that is not material.
(k)    No Material Adverse Effect. Since the respective dates as of which information is contained in the Registration Statement and the Prospectus, except as disclosed in the Registration Statement and the Prospectus, (i) neither the Company nor any of its subsidiaries has incurred any liabilities, direct or contingent, including without limitation any losses or interference with its business from fire, explosion, flood, earthquakes, accident or other calamity, whether or not covered by insurance, or from any strike, labor dispute or court or governmental action, Order or decree, that are material, individually or in the aggregate, to the Company and its subsidiaries, taken as a whole, or has entered into any material transactions not in the ordinary course of business and (ii) there has not been (A) any material change in the capital stock (other than as a result of (x) the exercise, if any, of stock options and the issuance of stock upon the settlement of restricted stock units or other equity awards, or the award, if any, of stock options, restricted stock units, restricted stock other equity awards, in each case in the ordinary course of business pursuant to the Company’s equity plans that are described in the Registration Statement and the Prospectus or (y) the issuance, if any, of stock upon conversion of Company securities as described in the Registration Statement and the Prospectus), any material increase in any short-term or long-term indebtedness of the Company and its subsidiaries, taken as a whole, or any payment of or declaration to pay any dividends or any other distribution with respect to the Company or (B) any Material Adverse Effect. As used in this Agreement, “Material Adverse Effect” shall mean any change, development, circumstance, fact or effect that (i) would have a material adverse effect on the business, properties, results of operations, assets, liabilities, condition (financial or otherwise) or prospects of the Company and its subsidiaries, taken as a whole, except as set forth or contemplated in the Prospectus, or (ii) prevents, materially delays, or materially impairs (or would be reasonably expected to prevent, materially delay or materially impair) the ability of the Company to perform its obligations under this Agreement, including the issuance and sale of the Shares, or to consummate the transactions contemplated in the Registration Statement and the Prospectus.
(l)    Independent Accountants. KPMG LLP, who have expressed their opinion with respect to the consolidated financial statements (which term as used in this Agreement includes the related notes thereto) of the Company and its subsidiaries, are independent public accountants as required by the Securities Act and the rules and regulations of the Commission thereunder.
(m)     Financial Statements. The financial statements included in or incorporated by reference in the Registration Statement and the Prospectus, together with the related schedules and notes, present fairly in all material respects the financial position of the Company and its subsidiaries at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company and its subsidiaries for the periods specified; said financial statements have been prepared, in all material respects, in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved, except as may be set forth in the related notes included or incorporated by reference in the Registration Statement and the Prospectus. The supporting schedules, if any, present fairly in all material respects and in accordance with GAAP the information required to be stated therein. The summary financial information included in the Registration Statement and the Prospectus present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included therein. Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included in the Registration Statement or the Prospectus under the Securities Act or the rules and regulations promulgated thereunder. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto. All disclosures contained in the Registration Statement and the Prospectus that constitute non-GAAP financial measures (as defined by the rules and regulations under the Securities Act and the Exchange Act) comply with Regulation G under the Exchange Act and Item 10 of Regulation S-K under the Securities Act, as applicable. To the Company’s knowledge, no Person who has been suspended or barred from being associated with a registered public accounting firm, or who has failed to comply with any sanction pursuant to Rule 5300 promulgated by the Public Company Accounting Oversight Board (“PCAOB”), has participated in or otherwise aided the preparation of, or audited, the financial statements, supporting schedules or other financial data included in or incorporated by reference in the Registration Statement and the Prospectus.
(n)    Company’s Accounting System. The Company maintains a system of internal controls over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that (i) complies with the requirements of the Exchange Act, (ii) has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP and (iii) is sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorization, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management’s general or specific authorization and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and the Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting (it being understood that this clause (n) shall not require the Company to comply with Section 404 of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”) as of an earlier date than it would otherwise be required to comply under applicable Law).
(o)    Incorporation and Good Standing of the Company and its Subsidiaries. The Company is a corporation duly incorporated and validly existing under the Laws of the State of Delaware and has the requisite power and authority to own, operate or lease the properties and assets owned, operated or leased by it and to conduct its business as described in the Prospectus.

The Company is duly qualified as a foreign entity to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a Material Adverse Effect. Each of the Company’s subsidiaries (i) is an entity duly organized, formed, incorporated or registered and validly existing and in good standing (to the extent the concept of good standing is applicable in such jurisdiction) under the Laws of the jurisdictions in which it is formed, organized, incorporated or registered, (ii) has the requisite power and authority to own, lease and operate its properties and to carry on its business as described in the Prospectus and (iii) is duly qualified as a foreign entity to do business and is in good standing (to the extent the concept of good standing is applicable in such jurisdiction) in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except in the case of clauses (i), (ii) or (iii) where the failure to be so qualified or in good standing, or to have such power or authority, would not reasonably be expected to have a Material Adverse Effect.
(p)    Capitalization and Other Capital Stock Matters. The Company has an authorized capitalization as set forth in the Prospectus and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and conform to the description of the Shares contained in the Registration Statement and the Prospectus; and all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and (except, in the case of any foreign subsidiary, for directors’ qualifying shares) are owned directly or indirectly by the Company, free and clear of all Liens, encumbrances, equities or claims. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any of its subsidiaries other than those described in the Registration Statement and the Prospectus. The descriptions of the Company’s stock option, stock bonus and other stock plans or arrangements, and the options, restricted stock units or other equity awards granted thereunder, set forth in the Registration Statement and the Prospectus accurately and fairly presents the information required to be shown with respect to such plans, arrangements, options and rights.
(q)    Stock Exchange Listing. The Common Shares are registered pursuant to Section 12(b) or 12(g) of the Exchange Act and are listed on the Principal Market. The Company is in compliance in all material respects with any applicable Canadian Securities Laws. The Company is in compliance in all material respects with the applicable listing and corporate governance rules and regulations of the Principal Market and the Commission and has not taken any action designed to, or likely to have the effect of, terminating the registration of Common Shares under the Exchange Act or the listing of the Common Shares on the Principal Market nor has the Company received any notification that the Commission or the Principal Market is contemplating terminating such registration or listing.
(r)    Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required. All Applicable Agreements (as defined below) are in full force and effect and are legal, valid and binding obligations, other than as disclosed in the Registration Statement and the Prospectus. Neither the Company nor any of its subsidiaries is (A) in violation of its certificate of incorporation or bylaws (or other applicable organization document), (B) in violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, or (C) in default in the performance or observance of any Applicable Agreement, except, in the case of the foregoing clauses (B) and (C), for such violations and defaults as would not, individually or in the aggregate, have a Material Adverse Effect. The execution, delivery and performance of this Agreement by the Company, the issuance and sale of the Shares by the Company (including the use of proceeds from the sale of the Shares as described in the Registration Statement and the Prospectus under the caption “Use of Proceeds”), the compliance by the Company with this Agreement and the consummation of the transactions contemplated in this Agreement and the Prospectus will not (A) violate or conflict with the certificate of incorporation or bylaws of the Company; (B) result in a breach, violation or default of any statute or any judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties; or (C) conflict with, or constitute a breach or default (or an event which with notice or lapse of time or both would become a default) in any respect under, or give to others any rights of termination, amendment, acceleration or cancellation of, any bond, debenture, note, loan, or other evidence of indebtedness, indenture, mortgage, deed of trust, lease or any other agreement or instrument to which the Company or any of its subsidiaries is a party or by which any of them or their respective property is bound (collectively, the “Applicable Agreements”), except, in the case of clauses (B) and (C) for such violations, breaches or defaults that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
Other than (i) filings with the Commission under the Securities Act, (ii) filings with foreign securities regulators (including the applicable securities commissions or similar regulatory authorities in each of the provinces and territories of Canada), (iii) a supplemental listing application and other submissions made pursuant to the rules and regulations of the Principal Market, (iv) the approval by the Financial Industry Regulatory Authority (“FINRA”), and (v) consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities or Blue Sky Laws in connection with the purchase and distribution of the Shares by the Agents, no notices, reports or other filings are required to be made by the Company with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by the Company from, any Governmental Authority in connection with the execution, delivery and performance of this Agreement, the issue of the Shares to be sold by the Company and the sale of the Shares or the consummation by the Company of the transactions contemplated by this Agreement.
(s)    No Material Actions or Proceedings. Other than as set forth in the Registration Statement and the Prospectus, there are no legal, governmental or regulatory investigations, actions, demands, claims, suits, arbitrations, inquiries or proceedings (“Actions”) pending to which the Company or any of its subsidiaries, or, to the Company’s knowledge, any officer or director of the Company, is a party or of which any property of the Company or any of its subsidiaries or, to the Company’s knowledge, any officer or director of the Company, is the subject of, which, if determined adversely to the Company or any of its subsidiaries (or such officer or director), would individually or in the aggregate have a Material Adverse Effect. To the Company’s knowledge, there are no such proceedings threatened or contemplated by Governmental Authorities or others or pending Actions that are required under the Securities Act to be described in the Registration Statement or the Prospectus that are not so described therein, and there are no statutes, regulations or contracts or other documents that are required under the Securities Act to be filed as exhibits to the Registration Statement or described in the Registration Statement or the Prospectus that are not so filed as exhibits to the Registration Statement or described in the Registration Statement and the Prospectus. No material labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is threatened or imminent, and the Company is not aware of any material existing, threatened or imminent labor disturbance by the employees of any principal supplier, manufacturer, customer or contractor of the Company.
(t)    Intellectual Property Rights. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, each of the Company and its subsidiaries owns (free and clear of all Liens, other than licenses granted in the ordinary course of business) or possesses a valid license or other lawful right to use all Intellectual Property Rights used by it in the conduct of its business as described in the Registration Statement and the Prospectus. To the knowledge of the Company, the conduct of the business of the Company and its subsidiaries does not infringe, misappropriate or otherwise violate or conflict with the Intellectual Property Rights of others in any material respect, and in the past three (3) years, no Action (including in the U.S. Patent and Trademark Office (“U.S. PTO”), or any corresponding non-U.S. authority, or before any other Governmental Authority) has been made or brought against the Company or its subsidiaries alleging the foregoing or challenging the ownership, validity, or enforceability of any material Intellectual Property Rights owned by the Company (other than communications from the U.S. PTO in connection with ordinary course of examination and approval of applications for the registration or issuance of Intellectual Property Rights). To the knowledge of the Company, no third party is infringing, misappropriating or otherwise conflicting with any of the material Intellectual Property Rights of the Company or any of its subsidiaries. Each of the Company and its subsidiaries has taken reasonable measures to protect its material trade secrets and, to the knowledge of the Company, no unauthorized disclosure of any material trade secrets or other material confidential information of the Company and its subsidiaries has occurred. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, all employees and contractors engaged in the development of material intellectual property on behalf of the Company or any subsidiary of the Company have executed an invention assignment agreement whereby such employees or contractors presently assign all their right, title and interest in and to such intellectual property to the Company or the applicable subsidiary, except to the extent ownership of such intellectual property automatically vests in the Company or its applicable subsidiary by operation of law.
(u)    Open Source Software. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, to the knowledge of the Company, (i) the Company and its subsidiaries use and have used software and other materials distributed under a “free,” “open source,” or similar licensing model (including, but not limited to, the MIT

License, Apache License, GNU General Public License, GNU Lesser General Public License and GNU Affero General Public License) (collectively, “Open Source Software”) in compliance with all license terms applicable to such Open Source Software and (ii) neither the Company nor any of its subsidiaries has used or distributed any Open Source Software in a manner that requires or has required (A) the Company or any of its subsidiaries to permit reverse engineering of any software code or other technology owned by the Company or any of its subsidiaries or (B) software code or other technology owned by the Company or any of its subsidiaries to be disclosed or distributed in source code form, licensed for the purpose of making derivative works or redistributed at no charge.
(v)    Generative AI Tools. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company and its subsidiaries (i) use all Generative AI Tools in compliance with the applicable license terms, consents, agreements and Laws, (ii) have not included and do not include any Personal Data, or any trade secrets or confidential information of the Company or its subsidiaries, or of any Person to which the Company or its subsidiaries are bound by an obligation of confidentiality, in any prompts or inputs into any Generative AI Tools, except in cases where such Generative AI Tools do not use such information, prompts or inputs to train the machine learning or algorithm of such tools or improve the services related to such tools and (iii) have not used Generative AI Tools to develop any products or Intellectual Property Rights owned or purported to be owned by the Company or its subsidiaries that are intended to be maintained as proprietary in a manner that would materially affect their respective ownership or rights therein.
(w)    Compliance with Laws; All Necessary Permits. Each of the Company and its subsidiaries (i) conducts and has conducted its business in all material respects in compliance with all Laws applicable thereto or to the employees conducting such businesses, including all Laws applicable to agreements with, and disclosures and communications to, consumers; (ii) has all material permits, licenses, authorizations, orders and approvals of, and has made all material filings, applications and registrations with, all Governmental Authorities that are required in order to permit it to own or lease its Assets and Properties and to conduct its business as it is now being conducted in all respects, and all such material permits, licenses, authorizations, orders and approvals are in full force and effect and, to the Company’s knowledge, no suspensions or cancellations are threatened; and (iii) has not received any notification from a Governmental Authority (A) asserting that it is not in compliance with any of the Laws that such Governmental Authority enforces, (B) threatening to suspend, cancel, revoke or condition the continuation of any permit, license, authorization, Order or approval or (C) restricting or disqualifying, or threatening to restrict or disqualify, its activities, except, in the case of this clause (iii), that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has not been charged with, pleaded guilty to or been convicted of a criminal offense under any Law.
(x)    Title to Properties. Each of the Company and its subsidiaries has good and marketable title to all of its material Assets and Properties, which, in the case of real property, are free and clear of all Liens, encumbrances and defects except such as do not materially diminish the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries, and, except for the sale of inventory in the ordinary course of business, no Person has any contract or any right or privilege capable of becoming a right to purchase any material property from the Company or any of its subsidiaries.
(y)    Tax Law Compliance. Except as would not reasonably be expected to have a Material Adverse Effect: (i) the Company and its respective subsidiaries have filed all Tax Returns required to be filed by any jurisdiction in which they are subject to Taxes and all such Tax Returns were true, correct and complete in all respects and (ii) each of the Company and its respective subsidiaries has paid all Taxes on such Tax Returns described in (i), except those being contested in good faith by appropriate proceedings and for which adequate reserves have been established and (iii) no Taxing Authority has asserted or, to the knowledge of the Company and its respective subsidiaries, is in the process of asserting that any of the Company and its respective subsidiaries is currently subject to taxation in a jurisdiction in which it does not currently file Tax Returns. The Company is not a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Internal Revenue Code of 1986, as amended.
(z)    Company Not an “Investment Company.” The Company is not, and will not be, either after receipt of payment for the Shares or after the application of the proceeds therefrom as described under “Use of Proceeds” in the Registration Statement or the Prospectus, required to register as an “investment company” under the Investment Company Act of 1940, as amended (the “Investment Company Act”).
(aa)    Insurance. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company and its subsidiaries maintain such policies of insurance with commercial providers of insurance as are reasonably appropriate for their operations, activities, properties and assets, in such amounts and against such risks as are customarily carried and insured against by entities engaged in the same or similar businesses; and neither the Company nor any of its subsidiaries is in default as to the payment of premiums or otherwise, under the terms of any such policy. The Company has no reason to believe that it or any of its subsidiaries will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that could not reasonably be expected to result in a Material Adverse Effect.
(bb)    No Price Stabilization or Manipulation; Compliance with Regulation M. Neither the Company, nor any of its subsidiaries or Affiliates, has and, to the knowledge of the Company, after due inquiry, no one acting on either of their behalf has, (i) taken, directly or indirectly, any action designed to cause or result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Common Shares or of any “reference security” (as defined in Rule 100 of Regulation M under the Exchange Act (“Regulation M”)) with respect to the Common Shares, whether to facilitate the sale or resale of the Shares or otherwise, and (ii) sold, bid for, purchased, or paid anyone any compensation for soliciting purchases of, any of the Shares, (iii) except as disclosed in the Registration Statement or the Prospectus, paid or agreed to pay to any Person any compensation for soliciting another to purchase the Common Shares or any other securities of the Company, or (iv) has taken any action which would directly or indirectly violate Regulation M.
(cc)    Related Party Transactions. There are no business relationships or related-party transactions involving the Company or any of its subsidiaries or any other Person required to be described in the Registration Statement or the Prospectus which have not been described as required.
(dd)    FINRA Matters. All of the information provided to the Agents or to counsel for the Agents by the Company, its counsel, its officers and directors and the holders of any securities (debt or equity) or options to acquire any securities of the Company in connection with the offering of the Shares is true, complete, correct and compliant with FINRA rules and any letters, filings or other supplemental information provided to FINRA pursuant to FINRA Rules or NASD Conduct Rules is true, complete and correct.
(ee)    No Unlawful Contributions or Other Payments. Except as otherwise disclosed in the Prospectus, neither the Company nor any of its subsidiaries nor, to the best of the Company’s knowledge, any employee or agent of the Company or any subsidiary, has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any Law or of the character required to be disclosed in the Registration Statement and the Prospectus.
(ff)    Compliance with Environmental Laws. The Company and its subsidiaries, their respective Assets and Properties and the operation of their business, have been and are, to the knowledge of the Company, in compliance in all material respects with all Environmental Laws; (i) the Company and its subsidiaries have complied in all material respects with all reporting and monitoring requirements under all Environmental Laws; (ii) the Company and its subsidiaries have never received any notice of any material non-compliance or liability in respect of any Environmental Laws; (iii) the Company and its subsidiaries have obtained all material Environmental Permits necessary to conduct the businesses of the Company and its subsidiaries and, in each case, are in compliance in all material respects with their respective requirements; and (iv) there are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures, clean-up costs and third party claims) that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(gg)    Brokers. Neither the Company nor any of its Affiliates has engaged any broker, finder, commission agent or other Person (other than the Agents) in connection with the transactions contemplated hereby, and neither the Company nor any of its Affiliates is under any obligation to pay any broker’s fee or commission in connection with such transactions (other than commissions or fees to the Agents as set forth herein).
(hh)    No Outstanding Loans or Other Extensions of Credit. The Company does not have any outstanding extension of credit, in the form of a personal loan, to or for any director or executive officer (or equivalent thereof) of the Company except for such extensions of credit as are expressly permitted by Section 13(k) of the Exchange Act.

(ii)    Dividend Restrictions. Except as otherwise disclosed in the Registration Statement and the Prospectus, and except for the subsidiaries of the Company with respect to any opportunity zone activities, there is no encumbrance or restriction on the ability of any subsidiary of the Company (i) to pay dividends or make other distributions on such subsidiary’s shares, capital stock, partnership interests or membership interests or to pay any indebtedness to the Company or any other subsidiary of the Company, (ii) to make loans or advances or pay any indebtedness to, or investments in, the Company or any other subsidiary, or (iii) to transfer any of its property or assets to the Company or any other subsidiary of the Company.
(jj)    Anti-Corruption and Anti-Bribery Laws. Neither the Company nor any of its subsidiaries, nor any director or officer of the Company or any of its subsidiaries nor, to the knowledge of the Company, any employee of the Company or any of its subsidiaries, any agent, affiliate or other Person associated with or acting on behalf of the Company or any of its subsidiaries has (i) made, offered, promised or authorized any unlawful contribution, gift, entertainment or other unlawful expense (or taken any act in furtherance thereof); (ii) made, offered, promised or authorized any direct or indirect unlawful payment; or (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or the rules and regulations thereunder, the Bribery Act 2010 of the United Kingdom or any other applicable anti-corruption, anti-bribery or related Law, statute or regulation (collectively, “Anti-Corruption Laws”); the Company and its subsidiaries have conducted their businesses in compliance with Anti-Corruption Laws and have instituted and maintained and will continue to maintain policies and procedures reasonably designed to promote and achieve compliance with such Laws and with the representations and warranties contained herein; neither the Company nor any of its subsidiaries will use, directly or indirectly, the proceeds of the offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of Anti-Corruption Laws.
(kk)    Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with the requirements of applicable anti-money laundering Laws, including, but not limited to, the Bank Secrecy Act of 1970, as amended by the USA PATRIOT ACT of 2001, and the rules and regulations promulgated thereunder, and the anti-money laundering Laws of the various jurisdictions in which the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulation or guidelines issued, administered or enforced by any Governmental Authority (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or Governmental Authority involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.
(ll)    Sanctions. Neither the Company nor any of its subsidiaries, directors, officers, or employees, nor, to the knowledge of the Company, after due inquiry, any agent, Affiliate or other Person associated with or acting on behalf of the Company or any of its subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. Government, including, without limitation, by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State, the United Nations Security Council,

the European Union, His Majesty’s Treasury of the United Kingdom, or other relevant sanctions authority (collectively, “Sanctions”); nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is currently the subject or the target of Sanctions, including, without limitation, the Crimea Region of Ukraine, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, Cuba, Iran and North Korea; and the Company will not directly or indirectly use the proceeds of this offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, or any joint venture partner or other Person or entity, for the purpose of financing the activities of or business with any Person, or in any country or territory, that at the time of such financing, is the subject or the target of Sanctions (a “Sanctioned Jurisdiction”) or in any other manner that will result in a violation by any Person (including any Person participating in the transaction whether as underwriter, advisor, investor or otherwise) of applicable Sanctions. Since April 24, 2019, the Company and its subsidiaries have not engaged in and are not now engaged in any dealings or transactions with any Person or entity that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Jurisdiction. The Company and its subsidiaries have instituted, and continue to maintain, policies and procedures designed to promote and achieve continued compliance with Sanctions.
(mm)    Sarbanes-Oxley. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act, including Section 402 related to loans and Sections 302 and 906 related to certifications.
(nn)    Cybersecurity. The information technology and computer systems including the software, firmware, hardware, equipment, networks, data communication lines, interfaces, databases, storage media, websites, platforms and related systems owned, licensed or leased by the Company and its subsidiaries (collectively, “IT Systems”) are sufficient for the conduct of each of the businesses of the Company and its subsidiaries in all material respects. To the knowledge of the Company, the IT Systems do not contain any “viruses,” “worms,” “time-bombs,” “key-locks,” or any other devices intentionally designed to disrupt or interfere with the operation of the IT Systems or equipment upon which the IT Systems operate, or the integrity of the data, information or signals the IT Systems produce, in each case, except as would not, individually or in the aggregate, be reasonably likely to result in a material disruption to or material interference with the IT Systems or otherwise reasonably be expected to have a Material Adverse Effect. In the past three (3) years, except as would not reasonably be expected to have a Material Adverse Effect, to the knowledge of the Company (i) there have been no failures, breakdowns, continued substandard performance or other adverse events affecting any of the IT Systems, (ii) there has been no unauthorized access, or any intrusions or breaches, of the IT Systems by a third party, (iii) each of the Company and its subsidiaries is and has been in compliance with all Data Privacy and Security Requirements applicable to it, (iv) none of such Persons has suffered any breach in security or other incident that has permitted any unauthorized access to the Personal Data under its control or possession, in any manner that has resulted in or is reasonably likely to result in material liability, and (v) neither the Company nor any of its subsidiaries has been required to notify any Governmental Authority, or any Person whose Personal Data was accessed, of any such breach or other incident. Each of the Company and its subsidiaries maintains, and has for the past three (3) years remained in compliance, in all material respects, with, a written information security program that includes commercially reasonable administrative, physical and technical measures designed to protect all Personal Data under its control or in its possession from unauthorized use, access, modification or destruction. To the knowledge of the Company, there are no material Actions against the Company or any of its subsidiaries pending, that have been brought, or threatened in writing, in the past three (3) years, arising under Data Privacy and Security Requirements. In the past three (3) years, none of the Company or any of its subsidiaries has received any written notices from any Governmental Authority, including the Department of Justice, Federal Trade Commission, or the Attorney General of any state, or any equivalent foreign Governmental Authority, relating to or alleging material violations by the Company or its subsidiaries of Data Privacy and Security Requirements.
(oo)    Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) (a “Forward-Looking Statement”) contained in the Registration Statement and the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.
(pp)    Other Underwriting Agreements. The Company is not a party to any agreement with an agent or underwriter for any other “at the market” or continuous equity transaction.
(qq)    No Collective Agreement. None of the Company or any of its subsidiaries is a party to or bound by any collective agreement and no such Person is currently conducting negotiations with any labor union or employee association.
(rr)    License/Registration. Each of Galaxy Digital Partners LLC, Galaxy Securities, LLC, and FIN2, LLC (together, the “Galaxy BDs”) is registered as a broker-dealer with the Commission, is a member in good standing of FINRA and all other self-regulatory organizations (each an “SRO”) of which it is or is required to be a member and is registered or qualified as a broker-dealer or other regulated entity in each jurisdiction where the conduct of its business requires such registration or qualification, and such registrations, memberships or qualifications have not been suspended, revoked or rescinded and remain in full force and effect, except in each case as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. All Persons associated with the Galaxy BDs are registered with any SRO and each jurisdiction where the association of such Persons with the Galaxy BDs requires such registration, and such registrations have not been suspended, revoked or rescinded and remain in full force and effect, except to the extent that the failure to be so registered would not reasonably be expected to have a Material Adverse Effect. Other than as disclosed in the Registration Statement and the Prospectus, the operations of the Galaxy BDs have been conducted in material compliance with all requirements of the Exchange Act, the rules and regulations of the Commission, FINRA and any applicable state securities regulatory authority or other self-regulatory organization. The Galaxy BDs have not and no Person associated with the Galaxy BDs is or has been subject to statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act, or a disqualification, as that term is defined in Article III, Section 4 of the FINRA By-Laws, except in each case as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Galaxy BDs have (A) filed all reports, registrations, statements and certifications, together with any amendments required to be made prior to the date hereof with (i) the Commission, (ii) FINRA, (iii) any applicable state securities regulatory authority and (iv) any other SRO and (B) obtained all necessary regulatory approvals that may be required in connection with the sale of the Shares contemplated hereby, except in each case as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(ss)    Outbound Investment Rules Compliance; No Covered Foreign Person. The Company is not, and does not have any present intention to engage in any activities or make any investments that would result in the Company becoming, a “covered foreign Person” as that term is used in the Outbound Investment Rules. Neither the Company nor any of its subsidiaries will (i) direct any part of the proceeds of this transaction for any use by or the establishment of a “covered foreign Person” or (ii) use any part of the proceeds of this transaction in a manner that would cause the Agents to be in violation of the Outbound Investment Rules or cause the Agents to be legally prohibited by the Outbound Investment Rules from performing under this Agreement. For the purpose of this Agreement, “Outbound Investment Rules” means the regulations administered and enforced, together with any related public guidance issued, by the United States Treasury Department under U.S. Executive Order 14105 of August 9, 2023, or any similar Law or regulation as of the date of this Agreement, and as codified at 31 C.F.R. §850.202 et seq.
(tt)    Money Transmitter and Virtual Currency Regulatory Compliance. The Company and its subsidiaries, as applicable, are duly registered to the extent required with all applicable state, federal and other governmental authorities under Money Transmitter Laws and Virtual Currency Business Laws in the United States and any other applicable non-U.S. jurisdictions relating to licensing or registration for their activities, except in each case as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The operations of the Company and its subsidiaries have been conducted in material compliance with all requirements under applicable Money Transmitter Laws and Virtual Currency Business Laws, except in each case as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company and its subsidiaries are not subject to any material enforcement actions, regulatory inquiries and investigations, threatened, ongoing, or settled enforcement, cautionary or other disciplinary matters, complaints or correspondence discussing actual or potential liabilities, requests for information, citations or notices of violation, and any significant proceedings before any governmental authority regarding its money transmitter or virtual currency business. For purposes of this paragraph, (i) “Money Transmitter Laws” means all legal or regulatory requirements relating to the licensing or registration of a Person that provides services relating to the acceptance of currency, funds, or other value that substitutes for currency from one Person and the transmission of currency, funds, or other value that substitutes for currency to another location or Person by any means, including through a financial agency or institution, a Federal Reserve Bank or other facility of one or more Federal Reserve Banks, the Board of Governors of the Federal Reserve System, or both, an electronic funds transfer network or an informal value transfer system, or any other Person engaged in the transfer of funds; and (ii) “Virtual Currency Business Laws” means all legal or regulatory requirements that may be enforced by any governmental authority for activities involving virtual currency, including, but not limited to, (A) receiving virtual currency for transmission or transmitting virtual currency, (B) storing, holding, or maintaining custody or control of virtual currency on behalf of others, (C) buying and selling virtual currency, (D) performing exchange services or (E) controlling, administering or issuing a virtual currency.
Any certificate signed by any officer or representative of the Company or any of its subsidiaries and delivered to the Agents or counsel for the Agents in connection with an issuance of Shares shall be deemed a representation and warranty by the Company (and not by such officer in his or her personal capacity) to the Agents as to the matters covered thereby on the date of such certificate.
The Company acknowledges that the Agents and, for purposes of the opinions to be delivered pursuant to Section 4(p)hereof, counsel to the Company and counsel to the Agents, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.
Section 3.    ISSUANCE AND SALE OF COMMON SHARES
(a)    Sale of Securities. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company and the Agents agree that the Company may from time to time seek to sell Shares through the Agents, acting as sales agent, or directly to the Agents, acting as principal, as follows, with an aggregate Sales Price of up to the Maximum Program Amount, based on and in accordance with Issuance Notices as the Company may deliver, during the Agency Period.
(b)    Mechanics of Issuances.
(i)    Issuance Notice. Upon the terms and subject to the conditions set forth herein, on any Trading Day during the Agency Period on which the conditions set forth in Section 5(a) and Section 5(b) shall have been satisfied, the Company may exercise its right to request an issuance of Shares by delivering to the Agents an Issuance Notice; provided, however, that (A) in no event may the Company deliver an Issuance Notice to the extent that the sum of (x) the aggregate Sales Price of the requested Issuance Amount, plus (y) the aggregate Sales Price of all Shares issued under all previous Issuance Notices effected pursuant to this Agreement, would exceed the Maximum Program Amount; and (B) prior to delivery of any Issuance Notice, the period set forth for any previous Issuance Notice shall have expired or been terminated. An Issuance Notice shall be considered delivered on the Trading Day that it is received by email to the Persons set forth in Schedule A hereto and confirmed by the Company by telephone (including a voicemail message to the Persons so identified), with the understanding that, with adequate prior written notice, the Agents may modify the list of such Persons from time to time.
(ii)    Agent Efforts. Upon the terms and subject to the conditions set forth in this Agreement, upon the receipt of an Issuance Notice, each of the Agents will use its commercially reasonable efforts consistent with its normal sales and trading practices to place the Shares with respect to which such Agent has agreed to act as sales agent, subject to, and in accordance with the information specified in, the Issuance Notice, unless the sale of the Shares described therein has been suspended, cancelled or otherwise terminated in accordance with the terms of this Agreement. For the avoidance of doubt, the parties to this Agreement may modify an Issuance Notice at any time provided they both agree in writing to any such modification.
(iii)    Method of Offer and Sale. The Shares may be offered and sold (A) in privately negotiated transactions with the consent of the Company; (B) as block transactions; or (C) by any other method permitted by Law deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act, including sales made directly on the Principal Market or sales made into any other existing trading market of the Common Shares. Nothing in this Agreement shall be deemed to require either party to agree to the method of offer and sale specified in the preceding sentence, and (except as specified in clauses (A) and (B) above) the method of placement of any Shares by the Agents shall be at such Agent’s discretion.
(iv)    Confirmation to the Company. If acting as sales agent hereunder, the Agents will provide written confirmation to the Company no later than the opening of the Trading Day next following the Trading Day on which it has placed Shares hereunder setting forth the number of Shares sold on such Trading Day, the corresponding Sales Price and the Issuance Price payable to the Company in respect thereof.
(v)    Settlement. Each issuance of Shares will be settled on the applicable Settlement Date for such issuance of Shares and, subject to the provisions of Section 5, on or before each Settlement Date, the Company will, or will cause its transfer agent to, electronically transfer the Shares being sold by crediting the Agents or their designee’s account at The Depository Trust Company through its Deposit/Withdrawal At Custodian (DWAC) System, or by such other means of delivery as may be mutually agreed upon by the parties hereto and, upon receipt of such Shares, which in all cases shall be freely tradable, transferable, registered shares in good deliverable form, the Agents will deliver, by wire transfer of immediately available funds, the related Issuance Price in same day funds delivered to an account designated by the Company prior to the Settlement Date. The Company may sell Shares to the Agents as principal at a price agreed upon at each relevant time Shares are sold pursuant to this Agreement (each, a “Time of Sale”).
(vi)    Suspension or Termination of Sales. Consistent with standard market settlement practices, the Company or the Agents may, upon notice to the other party hereto in writing (including by email correspondence to each of the individuals of the other party whose names are set forth in Schedule A) or by telephone (confirmed immediately by verifiable email), suspend any sale of Shares, and the period set forth in an Issuance Notice shall immediately terminate; provided, however, that (A) such suspension and termination shall not affect or impair either party’s obligations with respect to any Shares placed or sold hereunder prior to the receipt of such notice; (B) if the Company suspends or terminates any sale of Shares after the Agents confirm such sale to the Company, the Company shall still be obligated to comply with Section 3(b)(v) with respect to such Shares; and (C) if the Company defaults in its obligation to deliver Shares on a Settlement Date, the Company agrees that it will hold the Agents harmless against any loss, claim, damage or expense (including, without limitation, penalties, interest and reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Company. The parties hereto acknowledge and agree that, in performing its obligations under this Agreement, the Agents may borrow Common Shares from stock lenders in the event that the Company has not delivered Shares to settle sales as required by subsection (v) above, and may use the Shares to settle or close out such borrowings. The Company agrees that no such notice shall be effective against the Agents unless it is made to the Persons identified in writing by the Agents pursuant to Section 3(b)(i).
(vii)    No Guarantee of Placement, Etc. The Company acknowledges and agrees that (A) there can be no assurance that the Agents will be successful in placing Shares; (B) the Agents will incur no liability or obligation to the Company or any other Person if it does not sell Shares; and (C) the Agents shall be under no obligation to purchase Shares on a principal basis pursuant to this Agreement, except as otherwise specifically agreed by the Agents and the Company.
(viii)    Material Non-Public Information. Notwithstanding any other provision of this Agreement, the Company and the Agents agree that the Company shall not deliver any Issuance Notice to the Agents, and the Agents shall not be obligated to place any Shares, during any period in which the Company is in possession of material non-public information.
(c)    Fees. As compensation for services rendered, the Company shall pay to each Agent, on the applicable Settlement Date, the Selling Commission for the applicable Issuance Amount (including with respect to any suspended or terminated sale pursuant to Section 3(b)(vi)) by the applicable Agent deducting the Selling Commission from the applicable Issuance Amount.
(d)    Expenses. The Company agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including without limitation (i) all expenses incident to the issuance and delivery of the Shares (including all printing and engraving costs); (ii) all fees and expenses of the registrar and transfer agent of the Shares; (iii) all necessary issue, transfer and other stamp Taxes in connection with the issuance and sale of the Shares; (iv) all fees and expenses of the Company’s counsel, independent public or certified public accountants and other advisors; (v) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), the Prospectus, any Free Writing Prospectus (as defined below) prepared by or on behalf of, used by, or referred to by the Company, and all amendments and supplements thereto, and this Agreement; (vi) all filing fees, attorneys’ fees and expenses incurred by the Company or the Agents in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Shares for offer and sale under the state securities or Blue Sky Laws or Canadian Securities Laws and, if requested by the Agents, preparing and printing a “Blue Sky Survey” or memorandum, a “Canadian Wrapper,” and any supplements thereto, advising each Agent of such qualifications, registrations, determinations and exemptions; (vii) the reasonable fees and disbursements of the

Agents’ counsel, including the reasonable fees and expenses of counsel for the Agents in connection with, FINRA review, if any, and approval of the Agents’ participation in the offering and distribution of the Shares; (viii) the filing fees incident to FINRA review, if any; (ix) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives, employees and officers of the Company and of the Agents and any such consultants, and the cost of any aircraft chartered in connection with the road show; and (x) the fees and expenses associated with listing the Shares on the Principal Market. The fees and disbursements of Agents’ counsel pursuant to subsections (vi) and (vii) above shall not exceed (A) $100,000 in connection with execution of this Agreement and (B) $25,000 in connection with each Triggering Event Date on which the Company is required to provide a certificate pursuant to Section 4(p).
Section 4.    ADDITIONAL COVENANTS
The Company covenants and agrees with the Agents as follows, in addition to any other covenants and agreements made elsewhere in this Agreement:
(a)    Exchange Act Compliance. During the Agency Period, the Company shall (i) file, on a timely basis, with the Commission all reports and documents required to be filed under Section 13, 14 or 15 of the Exchange Act in the manner and within the time periods required by the Exchange Act; and (ii) either (A) include in its quarterly reports on Form 10-Q and its annual reports on Form 10-K, a summary detailing, for the relevant reporting period, (1) the number of Shares sold through the Agents pursuant to this Agreement and (2) the net proceeds received by the Company from such sales or (B) prepare a prospectus supplement containing, or include in such other filing permitted by the Securities Act or Exchange Act (each an “Interim Prospectus Supplement”), such summary information and, at least once a quarter and subject to this Section 4, file such Interim Prospectus Supplement pursuant to Rule 424(b) under the Securities Act (and within the time periods required by Rule 424(b) and Rule 430B under the Securities Act).
(b)    Securities Act Compliance. After the date of this Agreement, the Company shall promptly advise the Agents in writing (i) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission in relation to the Registration Statement or the Prospectus; (ii) of the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to the Prospectus, or any Free Writing Prospectus; (iii) of the time and date that any post-effective amendment to the Registration Statement became effective; and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or any amendment or supplement to the Prospectus or of any Order preventing or suspending the use of any Free Writing Prospectus or the Prospectus, or of any proceedings to remove, suspend or terminate from listing or quotation the Common Shares from any securities exchange upon which they are listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes. If the Commission shall enter any such stop order at any time, the Company will use its best efforts to obtain the lifting of such Order as soon as practicable. Additionally, the Company agrees that it shall comply with the provisions of Rule 424(b) and Rule 433, as applicable, under the Securities Act and will use its reasonable efforts to confirm that any filings made by the Company under such Rule 424(b) or Rule 433 were received in a timely manner by the Commission.
(c)    Renewal of Registration Statement. If immediately prior to the third anniversary (the “Renewal Deadline”) of the initial effective date of the Original Registration Statement, any of the Shares remain unsold by the Agents, the Company will, prior to the Renewal Deadline, file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Shares, in a form reasonably satisfactory to the Agents. If at the Renewal Deadline the Company is no longer eligible to file an automatic shelf registration statement, the Company will, if it has not already done so, file a new shelf registration statement relating to the Shares, in a form reasonably satisfactory to the Agents, and will use its best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Shares to continue as contemplated in the expired registration statement relating to the Shares. References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be.
(d)    Amendments and Supplements to the Prospectus and Other Securities Act Matters. If any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus so that the Prospectus does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if in the opinion of the Agents or counsel for the Agents it is otherwise necessary to amend or supplement the Prospectus (including by filing a document incorporated by reference therein) to comply with applicable Law, including the Securities Act, the Company agrees (subject to Sections 4(e) and 4(g)) to promptly prepare, file with the Commission and furnish at its own expense to the Agents, amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable Law including the Securities Act. Neither the Agents’ consent to, or delivery of, any such amendment or supplement shall constitute a waiver of any of the Company’s obligations under Sections 4(e) and 4(g).
(e)    Agents’ Review of Proposed Amendments and Supplements. Prior to amending or supplementing the Registration Statement or the Prospectus (excluding any amendment or supplement through incorporation of any report filed under the Exchange Act), the Company shall furnish to the Agents for review, a reasonable amount of time prior to the proposed time of filing or use thereof, a copy of each such proposed amendment or supplement insofar as such proposed amendment or supplement relates to the transactions contemplated in this Agreement, and the Company shall not file or use any such proposed amendment or supplement without the Agents’ prior consent, and the Company shall file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.
(f)    Use of Free Writing Prospectus. Neither the Company nor the Agents has prepared, used, referred to or distributed, or will prepare, use, refer to or distribute, without the other party’s prior written consent, any “written communication” that constitutes a “free writing prospectus” as such terms are defined in Rule 405 under the Securities Act with respect to the offering contemplated by this Agreement (any such free writing prospectus being referred to herein as a “Free Writing Prospectus”).
(g)    Free Writing Prospectuses. The Company shall furnish to the Agents for review, a reasonable amount of time prior to the proposed time of filing or use thereof, a copy of each proposed free writing prospectus or any amendment or supplement thereto to be prepared by or on behalf of, used by, or referred to by the Company and the Company shall not file, use or refer to any proposed free writing prospectus or any amendment or supplement thereto without the Agents’ consent. The Company shall furnish to the Agents, without charge, as many copies of any free writing prospectus prepared by or on behalf of, or used by the Company, as the Agents may reasonably request. If at any time when a prospectus is required by the Securities Act (including, without limitation, pursuant to Rule 173(d)) to be delivered in connection with sales of the Shares (but in any event if at any time through and including the date of this Agreement) there occurred or occurs an event or development as a result of which any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company conflicted or would conflict with the information contained in the Registration Statement or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company shall promptly amend or supplement such free writing prospectus to eliminate or correct such conflict or so that the statements in such free writing prospectus as so amended or supplemented will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at such subsequent time, not misleading, as the case may be; provided, however, that prior to amending or supplementing any such free writing prospectus, the Company shall furnish to the Agents for review, a reasonable amount of time prior to the proposed time of filing or use thereof, a copy of such proposed amended or supplemented free writing prospectus and the Company shall not file, use or refer to any such amended or supplemented free writing prospectus without the Agents’ consent.
(h)    Filing of Agent Free Writing Prospectuses. The Company shall not take any action that would result in the Agents or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Agents that the Agents otherwise would not have been required to file thereunder.

(i)    Copies of Registration Statement and Prospectus. After the date of this Agreement through the last time that a prospectus is required by the Securities Act (including, without limitation, pursuant to Rule 173(d)) to be delivered in connection with sales of the Shares, the Company agrees to furnish the Agents with copies (which may be electronic copies) of the Registration Statement and each amendment thereto, and with copies of the Prospectus and each amendment or supplement thereto in the form in which it is filed with the Commission pursuant to the Securities Act or Rule 424(b) under the Securities Act, both in such quantities as the Agents may reasonably request from time to time; and, if the delivery of a prospectus is required under the Securities Act or under the Blue Sky or securities Laws of any jurisdiction at any time on or prior to the applicable Settlement Date for any period set forth in an Issuance Notice in connection with the offering or sale of the Shares and if at such time any event has occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it is necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Securities Act or the Exchange Act, to notify the Agents and to request that the Agents suspend offers to sell Shares (and, if so notified, the Agents shall cease such offers as soon as practicable); and if the Company decides to amend or supplement the Registration Statement or the Prospectus as then amended or supplemented, to advise the Agents promptly by telephone (with confirmation in writing) and to prepare and cause to be filed promptly with the Commission an amendment or supplement to the Registration Statement or the Prospectus as then amended or supplemented that will correct such statement or omission or effect such compliance; provided, however, that if during such same period the Agents are required to deliver a prospectus in respect of transactions in the Shares, the Company shall promptly prepare and file with the Commission such an amendment or supplement.
(j)    Blue Sky Compliance. The Company shall cooperate with the Agents and counsel for the Agents to qualify or register the Shares for sale under (or obtain exemptions from the application of) the state securities or Blue Sky Laws or Canadian Securities Laws of those jurisdictions designated by the Agents, shall comply with such Laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Shares. The Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation. The Company will advise the Agents promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Shares for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any Order suspending such qualification, registration or exemption, the Company shall use its best efforts to obtain the withdrawal thereof as soon as practicable.
(k)    Earnings Statement. As soon as practicable, the Company will make generally available to its security holders and to the Agents an earnings statement (which need not be audited) covering a period of at least twelve months beginning with the first fiscal quarter of the

Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 under the Securities Act; provided that the Company shall be deemed to have furnished such statements to its security holders and the Agents to the extent they are filed on EDGAR or any successor to such system.
(l)    Listing; Reservation of Shares. (a) The Company will maintain the listing of the Shares on the Principal Market; and (b) the Company will reserve and keep available at all times, free of preemptive rights, Shares for the purpose of enabling the Company to satisfy its obligations under this Agreement.
(m)    Transfer Agent. The Company shall engage and maintain, at its expense, a registrar and transfer agent for the Shares.
(n)    Due Diligence. During the term of this Agreement, the Company will reasonably cooperate with any reasonable due diligence review conducted by the Agents in connection with the transactions contemplated hereby, including, without limitation, providing information and making available documents and senior corporate officers, during normal business hours and at the Company’s principal offices, or virtually, as the Agents may reasonably request from time to time.
(o)    Representations and Warranties. The Company acknowledges that each delivery of an Issuance Notice and each delivery of Shares on a Settlement Date shall be deemed to be (i) an affirmation to the Agents that the representations and warranties of the Company contained in or made pursuant to this Agreement are true and correct as of the date of such Issuance Notice or of such Settlement Date, as the case may be, as though made at and as of each such date, except as may be disclosed in the Prospectus (including any documents incorporated by reference therein and any supplements thereto); and (ii) an undertaking that the Company will advise the Agents if any of such representations and warranties will not be true and correct as of the Settlement Date for the Shares relating to such Issuance Notice, as though made at and as of each such date (except that such representations and warranties shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented relating to such Shares).
(p)    Deliverables at Triggering Event Dates; Certificates. The Company agrees that on or prior to the date of the first Issuance Notice and, during the term of this Agreement after the date of the first Issuance Notice, upon:
(A)     the filing or first use of the Prospectus (including, for the avoidance of doubt, any new or replacement prospectus), the filing of any new or additional Registration Statement, or the amendment or supplement of any Registration Statement or Prospectus (other than a prospectus supplement relating solely to an offering of securities other than the Shares or a prospectus filed pursuant to Section 4(a)(ii)(B)), whether by means of a post-effective amendment, sticker or supplement, or otherwise, but not by means of incorporation of documents by reference into the Registration Statement or Prospectus;

(B)    the filing with the Commission of an annual report on Form 10-K or a quarterly report on Form 10-Q (including any Form 10-K/A or Form 10-Q/A containing amended financial information or a material amendment to the previously filed annual report on Form 10-K or quarterly report on Form 10-Q), in each case, of the Company; or
(C)    the filing with the Commission of a current report on Form 8-K of the Company containing amended financial information (other than information “furnished” pursuant to Item 2.02 or 7.01 of Form 8-K or to provide disclosure pursuant to Item 8.01 of Form 8-K relating to reclassification of certain properties as discontinued operations in accordance with Statement of Financial Accounting Standards No. 144) that is material to the offering of securities of the Company in the Agents’ reasonable discretion; (any such event, a “Triggering Event Date”), the Company shall furnish the Agents (but in the case of clause (C) above only if the Agents reasonably determine that the information contained in such current report on Form 8-K of the Company is material) with a certificate as of the Triggering Event Date, in the form and substance satisfactory to the Agents and their counsel, substantially similar to the form previously provided to the Agents and their counsel, modified, as necessary, to relate to the Registration Statement and the Prospectus as amended or supplemented, (A) confirming that the representations and warranties of the Company contained in this Agreement are true and correct, (B) confirming that the Company has performed all of its obligations hereunder to be performed on or prior to the date of such certificate and as to the matters set forth in Section 5(a)(iii) hereof, and (C) containing any other certification that the Agents shall reasonably request. The requirement to provide a certificate under this Section 4(p) shall be waived for any Triggering Event Date occurring at a time when no Issuance Notice is pending or a suspension is in effect, which waiver shall continue until the earlier to occur of the date the Company delivers instructions for the sale of Shares hereunder (which for such calendar quarter shall be considered a Triggering Event Date) and the next occurring Triggering Event Date. Notwithstanding the foregoing, if the Company subsequently decides to sell Shares following a Triggering Event Date when a suspension was in effect and did not provide the Agents with a certificate under this Section 4(p), then before the Company delivers the instructions for the sale of Shares or the Agents sell any Shares pursuant to such instructions, the Company shall provide the Agents with a certificate in conformity with this Section 4(p)dated as of the date that the instructions for the sale of Shares are issued.
(q)    Legal Opinions. On or prior to the date of the first Issuance Notice and on or prior to each Triggering Event Date with respect to which the Company is obligated to deliver a certificate pursuant to Section 4(p) for which no waiver is applicable and excluding the date of this Agreement and a negative assurance letter and the written legal opinion of Latham & Watkins LLP, counsel to the Company, each dated the date of delivery, in form and substance reasonably satisfactory to Agents and their counsel, substantially similar to the form previously provided to the Agents and their counsel, modified, as necessary, to relate to the Registration Statement and the Prospectus as then amended or supplemented. In lieu of such opinions for subsequent periodic filings in the discretion of the Agents, the Company may furnish a reliance letter from such counsel to the Agents, permitting the Agents to rely on a previously delivered opinion letter, modified as appropriate for any passage of time or Triggering Event Date (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented as of such Triggering Event Date).
(r)    Comfort Letter. On or prior to the date of the first Issuance Notice and on or prior to each Triggering Event Date with respect to which the Company is obligated to deliver a certificate pursuant to Section 4(p)for which no waiver is applicable and excluding the date of this Agreement, the Company shall cause KPMG LLP, the independent registered public accounting firm who has audited the financial statements included or incorporated by reference in the Registration Statement, to furnish the Agents a comfort letter, dated the date of delivery, in form and substance reasonably satisfactory to the Agents and their counsel, substantially similar to the form previously provided to the Agents and their counsel; provided, however, that any such comfort letter will only be required on the Triggering Event Date specified to the extent that it contains financial statements filed with the Commission under the Exchange Act and incorporated or deemed to be incorporated by reference into a Prospectus. If requested by the Agents, the Company shall also cause a comfort letter to be furnished to the Agents on the date of occurrence of any material transaction or event requiring the filing of a current report on Form 8-K containing material amended financial information of the Company, including the restatement of the Company’s financial statements, which such event shall be considered a Triggering Event Date. The Company shall be required to furnish no more than one comfort letter hereunder per each filing of an annual report on Form 10-K or a quarterly report on Form 10-Q.
(s)    Secretary’s Certificate. On or prior to the date of the first Issuance Notice and on or prior to each Triggering Event Date on which the Company is required to provide a certificate pursuant to Section 4(p) for which no waiver is applicable and excluding the date of this Agreement, the Company shall furnish the Agents a certificate executed by the Secretary of the Company, signing in such capacity, dated the date of delivery (i) certifying that attached thereto are true and complete copies of the resolutions duly adopted by the Board of Directors of the Company authorizing the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby (including, without limitation, the issuance of the Shares pursuant to this Agreement), which authorization shall be in full force and effect on and as of the date of such certificate, (ii) certifying and attesting to the office, incumbency, due authority and specimen signatures of each Person who executed this Agreement for or on behalf of the Company, and (iii) containing any other certification that the Agents shall reasonably request.
(t)    Agents’ Own Account; Clients’ Account. The Company consents to the Agents trading, in compliance with applicable Law, in the Common Shares for the Agents’ own account and for the account of their clients at the same time as sales of the Shares occur pursuant to this Agreement.
(u)    Investment Limitation. The Company shall not invest, or otherwise use the proceeds received by the Company from its sale of the Shares in such a manner as would require the Company or any of its subsidiaries to register as an investment company under the Investment Company Act.

(v)    Market Activities. The Company will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Shares or any other reference security, whether to facilitate the sale or resale of the Shares or otherwise, and the Company will, and shall cause each of its Affiliates to, comply with all applicable provisions of Regulation M. If the limitations of Rule 102 of Regulation M (“Rule 102”) do not apply with respect to the Shares or any other reference security pursuant to any exception set forth in Section (d) of Rule 102, then promptly upon notice from the Agents (or, if later, at the time stated in the notice), the Company will, and shall cause each of its Affiliates to, comply with Rule 102 as though such exception were not available but the other provisions of Rule 102 (as interpreted by the Commission) did apply. The Company shall promptly notify the Agents if it no longer meets the requirements set forth in Section (d) of Rule 102.
(w)    Notice of Other Sale. Without the written consent of the Agents, the Company will not, directly or indirectly, offer to sell, sell, contract to sell, grant any option to sell or otherwise dispose of any Common Shares or securities convertible into or exchangeable for Common Shares (other than Shares hereunder), warrants or any rights to purchase or acquire Common Shares , or effect a reverse stock split, recapitalization, share consolidation, reclassification or similar transaction affecting the outstanding Common Shares, during the period beginning on the third Trading Day immediately prior to the date on which any Issuance Notice is delivered to the Agent hereunder and ending on the third Trading Day immediately following the Settlement Date with respect to Shares sold pursuant to such Issuance Notice; and will not directly or indirectly enter into any other “at the market” or continuous equity transaction, offer to sell, sell, contract to sell, grant any option to sell or otherwise dispose of any Common Shares (other than the Shares offered pursuant to this Agreement) or securities convertible into or exchangeable for Common Shares, warrants or any rights to purchase or acquire, Common Shares prior to the termination of this Agreement; provided, however, that such restrictions will not be required in connection with the Company’s (i) grant of equity awards or the issuance or sale of Common Shares, options to purchase Common Shares or Common Shares issuable upon the exercise of options, the settlement of restricted stock units or other equity awards pursuant to any employee or director share option, incentive or benefit plan, share purchase or ownership plan, long-term incentive plan, dividend reinvestment plan, inducement award under the rules of the Principal Market or other compensation plan of the Company or its subsidiaries, (ii) issuance or sale of Common Shares issuable upon exchange, conversion or redemption of securities or the exercise or vesting of warrants, options, restricted stock units or other equity awards outstanding at the date of this Agreement or granted following the date of this Agreement under a compensation plan of the Company or its subsidiaries, and (iii) modification of any outstanding options, restricted stock units, other equity awards, warrants or any rights to purchase or acquire Common Shares or equity awards granted following the date of this Agreement under a compensation or equity plan of the Company or its subsidiaries.

Section 5.    CONDITIONS TO DELIVERY OF ISSUANCE NOTICES AND TO SETTLEMENT
(a)    Conditions Precedent to the Right of the Company to Deliver an Issuance Notice and the Obligation of the Agents to Sell Shares. The right of the Company to deliver an Issuance Notice hereunder is subject to the satisfaction, on the date of delivery of such Issuance Notice, and the obligation of the Agents to use their commercially reasonable efforts to place Shares during the applicable period set forth in the Issuance Notice is subject to the satisfaction, on each Trading Day during the applicable period set forth in the Issuance Notice, of each of the following conditions:
(i)    Accuracy of the Company’s Representations and Warranties; Performance by the Company. The Company shall have delivered the certificate required to be delivered pursuant to Section 4(p)on or before the date on which delivery of such certificate is required pursuant to Section 4(p). The Company shall have performed, satisfied and complied with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to such date, including, but not limited to, the covenants contained in Section 4(q), Section 4(r) and Section 4(s).
(ii)    No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby that prohibits or directly and materially adversely affects any of the transactions contemplated by this Agreement, and no proceeding shall have been commenced that may have the effect of prohibiting or materially adversely affecting any of the transactions contemplated by this Agreement.
(iii)    Material Adverse Effects. Except as disclosed in the Prospectus and the Time of Sale Information, (a) in the judgment of the Agents there shall not have occurred any Material Adverse Effect; and (b) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization” as such term is defined for purposes of Section 3(a)(62) of the Exchange Act.
(iv)    No Suspension of Trading in or Delisting of Common Shares; Other Events. The trading of the Common Shares (including without limitation the Shares) shall not have been suspended by the Commission, the Principal Market or FINRA and the Common Shares (including without limitation the Shares) shall have been approved for listing or quotation on and shall not have been delisted from the Principal Market or any of its constituent markets. There shall not have occurred (and be continuing in the case of occurrences under clauses (i) and (ii) below) any of the following: (i) trading or quotation in any of the Company’s securities shall have been suspended or limited by the Commission or by the Principal Market or trading in securities generally on the Principal Market shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges by the

Commission or FINRA; (ii) a general banking moratorium shall have been declared by any of federal or New York authorities; or (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States’ or international political, financial or economic conditions, as in the judgment of the Agents is material and adverse and makes it impracticable to market the Shares in the manner and on the terms described in the Prospectus or to enforce contracts for the sale of securities.
(b)    Documents Required to be Delivered on each Issuance Notice Date. The Agents’ obligation to use their commercially reasonable efforts to place Shares hereunder shall additionally be conditioned upon the delivery to the Agents on or before the Issuance Notice Date of a certificate in form and substance reasonably satisfactory to the Agents, executed by the Chief Executive Officer, President or Chief Financial Officer of the Company, to the effect that all conditions to the delivery of such Issuance Notice shall have been satisfied as at the date of such certificate (which certificate shall not be required if the foregoing representations shall be set forth in the Issuance Notice).
(c)    No Misstatement or Material Omission. Agents shall not have advised the Company that the Registration Statement, the Prospectus or the Time of Sale Information, or any amendment or supplement thereto, contains an untrue statement of fact that in the Agents’ reasonable opinion is material, or omits to state a fact that in the Agents’ reasonable opinion is material and is required to be stated therein or is necessary to make the statements therein not misleading.
(d)    Agent Counsel Legal Opinion. Agents shall have received from Sidley Austin LLP, counsel for Agents, such opinion or opinions, on or before the date on which the delivery of the Company counsel legal opinion is required pursuant to Section 4(q), with respect to such matters as Agents may reasonably require, and the Company shall have furnished to such counsel such documents as they request for enabling them to pass upon such matters.
Section 6.    INDEMNIFICATION AND CONTRIBUTION
(a)    Indemnification of the Agents. The Company agrees to indemnify and hold harmless the Agents, their respective directors, officers and employees, and each Person, if any, who controls the Agents within the meaning of the Securities Act or the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which the Agents or such director, officer, employee or controlling Person may become subject, under the Securities Act, the Exchange Act, other federal or state statutory Law or regulation, or the Laws or regulations of foreign jurisdictions where Shares have been offered or sold or at common law or otherwise (including in settlement of any litigation), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430B under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) any untrue statement or alleged untrue statement of a material fact contained in any Free Writing Prospectus that the Company has used, referred to or filed, or is required to file, pursuant to Rule 433(d) of the Securities Act or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (iii) any act or failure to act or any alleged act or failure to act by the Agents in connection with, or relating in any manner to, the Common Shares or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon any matter covered by clause (i) or (ii) above, provided that the Company shall not be liable under this clause (iii) to the extent that a court of competent jurisdiction shall have determined by a final judgment that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by the Agents through their bad faith or willful misconduct and to reimburse the Agents and each such director, officer, employee and controlling Person for any and all expenses (including the reasonable and documented fees and disbursements of counsel chosen by the Agents) as such expenses are reasonably incurred by the Agents or such director, officer, employee or controlling Person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent that a court of competent jurisdiction shall have determined by a final, non-appealable judgment that such loss, claim, damage, liability, expense or action resulted solely from any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Agents expressly for use in the Registration Statement, any such Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto), it being understood and agreed that the only such information furnished by the Agents to the Company consists of the Agent Information (as defined below). The indemnity agreement set forth in this Section 6(a) shall be in addition to any liabilities that the Company may otherwise have.
(b)    Indemnification of the Company, its Directors and Officers. The Agents agree to indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement and each Person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which the Company or any such director, officer or controlling Person may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory Law or regulation, or the Laws or regulations of foreign jurisdictions where Shares have been offered or sold or at common law or otherwise (including in settlement of any litigation), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof, as contemplated below) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430B under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) any untrue statement or alleged untrue statement of a material fact contained in any Free Writing Prospectus that the Company has used, referred to or filed, or is required to file, pursuant to Rule 433(d) of the Securities Act or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; but, for each of (i) and (ii) above, only to the extent arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Agents expressly for use in the Registration Statement, any such Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto), it being understood and agreed that the only such information furnished by the Agents to the Company consists of the information set forth in the first and last sentences of the ninth paragraph under the caption “Plan of Distribution” in the Prospectus (such information, the “Agent Information”), and to reimburse the Company and each such director, officer and controlling Person for any and all expenses (including the fees and disbursements of one counsel chosen by the Company) as such expenses are reasonably incurred by the Company or such officer, director or controlling Person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. The indemnity agreement set forth in this Section 6(b) shall be in addition to any liabilities that the Agents or the Company may otherwise have.
(c)    Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 6 of notice of the commencement of any action for which such indemnified party is entitled to indemnification under this Section 6, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 6, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party (i) will not relieve such indemnifying party from any liability under this Section 6 except to the extent that it is materially prejudiced as a proximate result of such failure and (ii) will not, in any event, relieve the indemnifying party from any liability which it may have to any indemnified party for contribution or otherwise than under the indemnity agreement contained in this Section 6. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, or (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after receipt by the indemnifying party of notice of the institution of such action, then, in each such case, the indemnifying party shall not have the right to direct the defense of such action on behalf of such indemnified party or parties and the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties at the expense of the indemnifying party. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 6 for any legal or other expenses (other than reasonable costs of investigation) subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the fees and expenses of more than one separate counsel (together with local counsel), representing the indemnified parties who are parties to such action) in any one action or separate but substantially similar actions in the same jurisdiction arising out of the same general allegations or circumstances, which counsel (together with any local counsel) for the indemnified parties shall be selected by the indemnified party (in the case of counsel for the indemnified parties referred to in Section 6(a) and Section 6(b) above), (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party and shall be paid as they are incurred.
(d)    Settlements. The indemnifying party under this Section 6 shall not be liable for any settlement of any proceeding effected without its written consent (which consent shall not be unreasonably withheld), but if settled with such written consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless (A) such settlement, compromise or consent includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (B) does not include any statement as to an admission of fault, culpability or failure to act by or on behalf of the indemnified party. Notwithstanding the foregoing, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 6(c) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request; and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement.
(e)    Contribution. If the indemnification provided for in this Section 6 is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties, on the one hand, and the indemnified party or parties, on the other hand, from the offering of the Shares pursuant to this Agreement; or (ii) if the allocation provided by clause (i) above is not permitted by applicable Law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the indemnifying party or parties, on the one hand, and the indemnified party or parties, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Agents, on the other hand, in connection with the offering of the Shares pursuant to this Agreement shall be deemed to be in the same respective proportions as the total gross proceeds from the offering of the Shares (before deducting expenses) received by the Company bear to the total commissions received by the Agents. The relative fault of the Company, on the one hand, and the Agents, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or the Agents, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission and any other equitable considerations appropriate under the circumstances.
The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 6(c), any reasonable and documented legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in Section 6(c) with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 6(e); provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 6(c) for purposes of indemnification.
The Company and the Agents agree that it would not be just and equitable if contribution pursuant to this Section 6(e) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 6(e).
Notwithstanding the provisions of this Section 6(e), the Agents shall not be required to contribute any amount in excess of the Selling Commission received by the Agents in connection with the offering contemplated hereby. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 6(e), each officer and employee of the Agents and each Person, if any, who controls the Agents within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as the Agents, and each director of the Company, each officer of the Company who signed the Registration Statement, and each Person, if any, who controls the Company within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company.
Section 7.    TERMINATION & SURVIVAL
(a)    Term. Subject to the provisions of this Section 7, the term of this Agreement shall continue from the date of this Agreement until the end of the Agency Period, unless earlier terminated by the parties to this Agreement pursuant to this Section 7.
(b)    Termination; Survival Following Termination.
(i)    Either party may terminate this Agreement prior to the end of the Agency Period, by giving written notice as required by this Agreement, upon ten (10) Trading Days’ notice to the other party; provided that, (A) if the Company terminates this Agreement after the Agents confirm to the Company any sale of Shares, the Company shall remain obligated to comply with Section 3(b)(v) with respect to such Shares and (B) Section 2, Section 3(d), Section 6, Section 7 and Section 8 shall survive termination of this Agreement. If termination shall occur prior to the Settlement Date for any sale of Shares, such sale shall nevertheless settle in accordance with the terms of this Agreement.
(ii)    In addition to the survival provision of Section 7(b)(i), the respective indemnities, agreements, representations, warranties and other statements of the Company, of its officers and of the Agents set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Agents or the Company or any of its or their partners, officers or directors or any controlling Person, as the case may be, and, anything herein to the contrary notwithstanding, will survive delivery of and payment for the Shares sold hereunder and any termination of this Agreement.
Section 8.    MISCELLANEOUS
(a)    Press Releases and Disclosure. The Company may issue a press release describing the material terms of the transactions contemplated hereby as soon as practicable following the date of this Agreement, and may file with the Commission a Current Report on Form 8-K, with this Agreement attached as an exhibit thereto, describing the material terms of the transactions contemplated hereby, and the Company shall consult with the Agents prior to making such disclosures, and the parties hereto shall use all commercially reasonable efforts, acting in good faith, to agree upon a text for such disclosures that is reasonably satisfactory to all parties hereto. No party hereto shall issue thereafter any press release or like public statement (including, without limitation, any disclosure required in reports filed with the Commission pursuant to the Exchange Act) related to this Agreement or any of the transactions contemplated hereby without the prior written approval of the other party hereto, except as may be necessary or appropriate in the reasonable opinion of the party seeking to make disclosure to comply with the requirements of applicable Law or stock exchange rules. If any such press release or like public statement is so required, the party making such disclosure shall consult with the other party prior to making such disclosure, and the parties shall use commercially reasonable efforts, acting in good faith, to agree upon a text for such disclosure that is reasonably satisfactory to all parties hereto.
(b)    No Advisory or Fiduciary Relationship. The Company acknowledges and agrees that (i) the transactions contemplated by this Agreement, including the determination of any fees, are arm’s-length commercial transactions between the Company and the Agents, (ii) when acting as a principal under this Agreement, the Agents are and have been acting solely as a principal and is not the agent or fiduciary of the Company, or its stockholders, creditors, employees or any other party, (iii) the Agents have not assumed nor will assume an advisory or fiduciary responsibility in favor of the Company with respect to the transactions contemplated hereby or the process leading thereto (irrespective of whether the Agents have advised or are currently advising the Company on other matters) and the Agents do not have any obligation to the Company with respect to the transactions contemplated hereby except the obligations expressly set forth in this Agreement, (iv) the Agents and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and (v) the Agents have not provided any legal, accounting, regulatory or Tax advice with respect to the transactions contemplated hereby and the Company has consulted its own legal, accounting, regulatory and Tax advisors to the extent it deemed appropriate.
(c)    Research Analyst Independence. The Company acknowledges that the Agents’ research analysts and research departments are required to and should be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and as such the Agents’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company or the offering that differ from the views of their respective investment banking divisions. The Company understands that the Agents are full service securities firms and as such from time to time, subject to applicable securities Laws, may effect transactions for their own account or the account of their customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.
(d)    Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered, sent via electronic mail (if applicable) or telecopied and confirmed to the parties hereto as follows:
If to the Agents:
Jefferies LLC
520 Madison Avenue
New York, NY 10022
Facsimile: (646) 786-5719
Attention: General Counsel

UBS Securities LLC
11 Madison Avenue
New York, New York 10010
Attention: Equity Syndicate
E-mail: ol-seg@ubs.com
BNY Mellon Capital Markets, LLC
240 Greenwich Street, Third Floor
New York, New York 10286
Attention: Equity Capital Markets; ATM Group
Facsimile: (212) 815-6403; (724) 540-6311
E-mail: atmgroup@bny.com
with a copy (which shall not constitute notice) to:
Sidley Austin LLP
787 Seventh Avenue
New York, NY 10019
Attention: D. Scott Bennett; Ellen H. Park
E-mail: scott.bennett@sidley.com; ellen.park@sidley.com
If to the Company:
Galaxy Digital Inc.
300 Vesey Street, 13th Floor
New York, NY 10282
Attention: Chief Legal Officer
E-mail: legal-compliance@galaxydigital.io
with a copy (which shall not constitute notice) to:
Latham & Watkins LLP
1271 Avenue of the Americas
New York, NY 10020
Attention: Keith L. Halverstam and Brittany D. Ruiz
E-mail: keith.halverstam@lw.com; brittany.ruiz@lw.com
Any party hereto may change the address for receipt of communications by giving written notice to the others in accordance with this Section 8(d).
(e)    Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, and to the benefit of the employees, officers and directors and controlling Persons referred to in Section 6, and in each case their respective successors, and no other Person will have any right or obligation hereunder. The term “successors” shall not include any purchaser of the Shares as such from the Agents merely by reason of such purchase.

(f)    Partial Unenforceability. The invalidity or unenforceability of any Article, Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Article, Section, paragraph or provision hereof. If any Article, Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.
(g)    Governing Law Provisions. This Agreement shall be governed by and construed in accordance with the internal Laws of the State of New York applicable to agreements made and to be performed in such state. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in the federal courts of the United States of America located in the Borough of Manhattan in the City of New York or the courts of the State of New York in each case located in the Borough of Manhattan in the City of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court, as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.
(h)    General Provisions. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, and may be delivered by facsimile transmission or by electronic delivery of a portable document format (PDF) file (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable Law, e.g., www.docusign.com) or other transmission method. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The Article and Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.
[Signature Page Immediately Follows]

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,

GALAXY DIGITAL INC.

By:	/s/ Anthony Paquette
Name: Anthony Paquette
Title: Chief Financial Officer
The foregoing Agreement is hereby confirmed and accepted by the Agents in New York, New York as of the date first above written.

JEFFERIES LLC

By:	/s/ Michael Magarro
Name: Michael Magarro
Title: Managing Director

BNY MELLON CAPITAL MARKETS, LLC

By:	/s/ Dan Klinger
Name: Dan Klinger
Title: Managing Director

UBS SECURITIES LLC

By:	/s/ Carlos Alvarez
Name: Carlos Alvarez
Title: Managing Director

By:	/s/ Charles Heaney
Name: Charles Heaney
Title: Managing Director

EXHIBIT A
ISSUANCE NOTICE
[Date]
Jefferies LLC
520 Madison Avenue
New York, New York 10022
Attn: [__________]
BNY Mellon Capital Markets, LLC
240 Greenwich Street
New York, New York 10286
Attn: [__________]
UBS Securities LLC
11 Madison Avenue
New York, New York 10010
Attn: [__________]
Reference is made to the Open Market Sale AgreementSM between Galaxy Digital Inc. (the “Company”) and Jefferies LLC, BNY Mellon Capital Markets, LLC and UBS Securities LLC (the “Agents”) dated as of May 8, 2026 (the “Sale Agreement”). The Company confirms that all conditions to the delivery of this Issuance Notice are satisfied as of the date hereof. Capitalized terms used herein and not defined shall have the respective meanings ascribed to such terms in the Sale Agreement.
Last Day to Use/Extend the Base Registration Statement: [●], 202[●]
Date of Delivery of Issuance Notice (determined pursuant to Section 3(b)(i)):
_______________________
Issuance Amount (equal to the total Sales Price for such Shares):

$

Number of days in selling period:

First date of selling period:

Last date of selling period:

Settlement Date(s) if other than standard T+1 settlement:

Floor Price Limitation (in no event less than $1.00 without the prior written consent of the Agents, which consent may be withheld in the Agents’ sole discretion): $ ____ per share

Comments:

By:
Name:
Title:

Schedule A
Notice Parties
The Company
Legal Team (Legal-Compliance@galaxydigital.io)
The Agents
Michael Magarro (mmagarro@jefferies.com)
Donald Lynaugh (dlynaugh@jefferies.com);

Form of Officer’s Certificate Pursuant to Section 4(p)
The undersigned, the duly qualified and elected [●] of Galaxy Digital Inc., a Delaware corporation (the “Company”), does hereby certify in such capacity and on behalf of the Company, and not individually, pursuant to Section 4(p) of the Open Market Sale Agreement, dated May 8, 2026, among the Company, Jefferies LLC, BNY Mellon Capital Markets, LLC and UBS Securities LLC (the “Sale Agreement”), that to the knowledge of the undersigned:
(i)    The representations and warranties of the Company in Section 2 of the Sale Agreement are true and correct on and as of the date hereof with the same force and effect as if expressly made on and as of the date hereof; provided, however that such representations and warranties are qualified by the disclosure included or incorporated by reference in the Registration Statement and Prospectus (including any documents incorporated by reference therein and any supplements thereto); and
(ii) The Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied pursuant to the Sale Agreement at or prior to the date hereof.
Latham & Watkins LLP and Sidley Austin LLP are entitled to rely on this certificate in connection with the respective opinions such firms are rendering pursuant to the Sale Agreement. Capitalized terms used herein without definition shall have the meanings given to such terms in the Sale Agreement.

GALAXY DIGITAL INC.

By:

Name:

Title:
Date: [●]